Exhibit 10.34

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is made and entered into this 16th day of September, 2005 (the "Amendment Date"), by and among ABINGTON-OXFORD ASSOCIATES, L.P., a Indiana limited partnership, ABINGTON II-OXFORD ASSOCIATES, L.P., a Indiana limited partnership, HUNT CLUB ASSOCIATES, LTD., a Texas limited partnership, PICKWICK PLACE AP XII, LP,  a South Carolina limited partnership, and NATIONAL PROPERTY INVESTORS 8, a California limited partnership, on the one hand (each individually a "Seller" and collectively the "Sellers"), and PRIME QUEST MANAGEMENT, LLC, an Illinois limited liability company ("Purchaser").

RECITALS:

WHEREAS, Sellers and Purchaser entered into that certain Purchase and Sale Contract dated August 16, 2005 (the "Contract"), for certain parcels of real property all situated in Marion County, Indiana, and more specifically described in the Contract; and

WHEREAS, Sellers and Purchaser desire to amend the Contract on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree to amend the Contract as follows:

AGREEMENT:

1.

Extension of Feasibility Period.  Section 3.1 of the Contract is hereby amended to provide that the Feasibility Period shall expire on September 23, 2005.  Notwithstanding the foregoing, Purchaser agrees that the updated Rent Rolls delivered by Sellers on September 8, 2005, are sufficient to satisfy the requirement under Section 7.1.3 of the Contract that each Seller deliver an updated Rent Roll for its Property no later than 5 days prior to the expiration of the Feasibility Period (and Sellers will not be required to re-deliver an updated Rent Rolls in advance of the extended Feasibility Period).

2.

Section 4.6.3.2.  The reference in Section 4.6.3.2 of the Contract to "form HUD-542641" is hereby changed to "form HUD-52641."

3.

Miscellaneous.  The following provisions shall apply with respect to this Amendment:

(a)

Except as modified in this Amendment, the Contract, is in full force and effect and is hereby ratified by Sellers and Purchaser.

(b)

Capitalized terms used, but not defined, in this Amendment shall have the same meaning as set forth in the Contract.

(c)

In the event of any conflict between the Contract and this Amendment, the terms and conditions of this Amendment shall control.

(d)

This Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

[Signatures appear on following pages.]

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Sellers:

ABINGTON-OXFORD ASSOCIATES, L.P.,

a Indiana limited partnership

By: ABINGTON CORPORATION, a Maryland corporation,

Its Managing General Partner

By:

/s/Steven D. Cordes

Name: Steven D. Cordes

Title:

Senior Vice President

AND

By: ZIMCO XXIV L.L.C., a Maryland limited liability company,

Its General Partner

By: ZIMCO/Abington Corporation,

 a Maryland corporation,

Its Managing Member

By:

/s/Steven D. Cordes

Name: Steven D. Cordes

Title:

Senior Vice President

ABINGTON II-OXFORD ASSOCIATES, L.P.,

a Indiana limited partnership

By: ABINGTON II CORPORATION,

a Maryland corporation

Its General Partner

By:

/s/Steven D. Cordes

Name: Steven D. Cordes

Title:

Senior Vice President

AND

By: ZIMCO XXIII L.L.C.  a Maryland limited liability company

Its General Partner

By: ZIMCO/Abington II Corporation,

a Maryland corporation

Its Managing Member

By:

/s/Steven D. Cordes

Name: Steven D. Cordes

Title:

Senior Vice Presiden

HUNT CLUB ASSOCIATES, LTD.,

a Texas limited partnership

By: MBRF Hunt Club GP, LLC,

a South Carolina limited liability company,

Its general partner

By: Multi-Benefit Realty Funds '87-1, a California Limited Partnership,

Its manager

By: Con Cap Equities, Inc.,

a Delaware corporation,

Its general partner

By:

/s/Steven D. Cordes

Name: Steven D. Cordes

Title:

Senior Vice President

PICKWICK PLACE AP XII, LP,

a South Carolina limited partnership

By: ANGELES PARTNERS XII GP, LP,

 a South Carolina limited partnership,

Its General Partner

By: ANGELES REALTY CORPORATION II,

 a California corporation

Its General Partner

By:

/s/Steven D. Cordes

Name: Steven D. Cordes

Title:

Senior Vice President

NATIONAL PROPERTY INVESTORS 8

a California limited partnership

By: NPI EQUITY INVESTMENTS, INC.,

 a Florida corporation

Its General Partner

By:

/s/Steven D. Cordes

Name: Steven D. Cordes

Title:

Senior Vice President

Purchaser:

PRIME QUEST MANAGEMENT, LLC, an Illinois limited liability company

By:

/s/Eli Stefansky

Name: Elil Stefansky

Title: :

President